As filed with the Securities and Exchange Commission on February 7, 2024

Registration No. 333-261034

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 3

to

FORM S-1 ON FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Bakkt Holdings, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	98-1550750
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

10000 Avalon Boulevard, Suite 1000

Alpharetta, Georgia 30009

(678) 534-5849

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Gavin Michael

Chief Executive Officer

10000 Avalon Boulevard, Suite 1000

Alpharetta, Georgia 30009

(678) 534-5849

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

J. Matthew Lyons Austin D. March Wilson Sonsini Goodrich & Rosati, P.C. 900 S. Capital of Texas Highway Las Cimas IV, 5th Floor Austin, TX 78746 (512) 338-5400	Marc D’Annunzio General Counsel 10000 Avalon Boulevard, Suite 1000 Alpharetta, Georgia 30009 (678) 534-5849

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

On November 12, 2021, Bakkt Holdings, Inc. (the “Company,” “we,” “us,” and “our”) filed a registration statement with the Securities and Exchange Commission (the “SEC”), on Form S-1 (File No. 333-261034), as amended by Amendment No. 1 thereto filed with the SEC on December 8, 2021, initially declared effective by the SEC on December 15, 2021 (as amended, the “Initial Registration Statement”). The Initial Registration Statement registered (i) the issuance and sale by us, and the resale by the Selling Securityholders, from time to time, of up to 190,726,638 shares of Class A common stock, par value $0.0001 per share (“Class A Common Stock”), issuable upon the exchange of an equal number of Paired Interests and (ii) the resale from time to time by the Selling Securityholders of (a) 32,500,000 shares of Class A Common Stock issued in the PIPE Financing; (b) 5,184,300 shares of Class A Common Stock issued to VPC Impact Acquisition Holdings Sponsor, LLC (the “Sponsor”) and certain of its affiliates that relate to securities acquired by them prior to the initial public offering; and (c) 3,967,362 shares of Class A Common Stock issued to the Sponsor upon the exercise of a portion of the Private Placement Warrants.

On April 5, 2022, we filed a post-effective amendment on Form S-1 (“Post-Effective Amendment No. 1”) to the Initial Registration Statement to (i) include information from the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 that was filed on March 31, 2022 and (ii) update certain other information in the Initial Registration Statement. No additional securities were registered under Post-Effective Amendment No. 1, which was declared effective by the SEC on April 12, 2022.

On April 20, 2023, we filed post-effective amendment No. 2 to Form S-1 on Form S-3 (“Post-Effective Amendment No. 2”) to (i) convert the Initial Registration Statement, as amended by Post-Effective Amendment No. 1, into a registration statement on Form S-3, and (ii) update certain information regarding the Selling Securityholders. No additional securities were registered under such post-effective amendment.

This post-effective No. 3 to Form S-1 on Form S-3 (“Post-Effective Amendment No. 3”) is being filed to update certain information regarding the Selling Securityholders. No additional securities are being registered under this post-effective amendment and all applicable registration and filing fees were paid in connection with prior filings of the Initial Registration Statement.

Unless otherwise defined, capitalized terms have the meanings ascribed to them in the section titled “About this Prospectus” below.

The information in this prospectus is not complete and may be changed. The securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS	Subject to Completion February 7, 2024

172,281,016 Shares of Class A Common Stock Issuable Upon the Exchange of Paired Interests

4,798,470 Shares of Class A Common Stock Issued in the PIPE Financing

2,235,441 Shares of Class A Common Stock Issued in Respect of Founder Shares

1,196,997 Shares of Class A Common Stock Previously Issued upon the Exchange of Paired Interests

This prospectus relates to the issuance by us and the resale by the Selling Securityholders (as defined in “Selling Securityholders” below) of up to 172,281,016 shares of Class A common stock, par value $0.0001 per share (“Class A Common Stock”), issuable upon the exchange of an equal number of Paired Interests. This prospectus also relates to the resale by the Selling Securityholders of (i) 4,798,470 shares of Class A Common Stock (the “PIPE Shares”) issued in the PIPE Financing; (ii) 2,235,441 shares of Class A Common Stock issued to VPC Impact Acquisition Holdings Sponsor, LLC (the “Sponsor”) and certain of its affiliates that relate to securities acquired by them prior to the IPO or upon the exercise of the Private Placement Warrants (collectively, the “Founder Shares”); and (iii) up to 1,196,997 shares of Class A Common Stock previously issued upon the exchange of an equal number of Paired Interests. Unless otherwise defined, capitalized terms have the meanings ascribed to them in the section titled “About this Prospectus” below.

The Selling Securityholders may sell any, all or none of the securities and we do not know when or in what amount the Selling Securityholders may sell their securities hereunder following the date of this prospectus. The Selling Securityholders may sell the securities described in this prospectus in a number of different ways and at varying prices. See “Plan of Distribution” for more information about how the Selling Securityholders may sell their securities.

We are registering the offer and sale of these securities to satisfy certain registration rights we have granted under certain agreements between us and the Selling Securityholders. We will not receive any of the proceeds from the sale of the securities by the Selling Securityholders. We will pay the expenses associated with registering the sales by the Selling Securityholders other than any underwriting discounts and commissions; see “Use of Proceeds” for more information.

Our Class A Common Stock is listed on The New York Stock Exchange (“NYSE”) under the symbol “BKKT” and our warrants to purchase Class A Common Stock (the “Warrants”) are listed on NYSE under the symbol “BKKT WS.” On February 5, 2024, the last quoted sale price for our Class A Common Stock as reported on NYSE was $1.29 per share and the last quoted sale price for our Warrants as reported on NYSE was $0.23 per warrant.

We are an “emerging growth company,” as defined under the federal securities laws, and have elected to comply with certain reduced public company reporting requirements for this prospectus and for future filings.

Investing in our securities involves a high degree of risk. Before buying any securities, you should carefully read the discussion of the risks of investing in our securities in “Risk Factors” of this prospectus and any risk factors described in any amendments or supplements to this prospectus and in the documents incorporated by reference herein.

You should rely only on the information contained in this prospectus or any prospectus supplement or amendment hereto. We have not authorized anyone to provide you with different information.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated      , 2024

-i-

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, the Selling Securityholders and their permitted transferees may, from time to time, sell the securities offered by them described in this prospectus in one or more offerings through any means described in the section entitled “Plan of Distribution.” We will not receive any proceeds from the sale by such Selling Securityholders of the securities offered by them described in this prospectus.

This prospectus provides you with a general description of the securities that may be offered. To the extent necessary, each time that the Selling Securityholders offer and sell securities, we or the Selling Securityholders may provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. To the extent permitted by law, we may also authorize one or more free writing prospectuses that may contain material information relating to these offerings. Such prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and any applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the heading “Where You Can Find Additional Information” and “Incorporation by Reference.”

Neither we nor the Selling Securityholders have authorized anyone to provide you with any information or to make any representations other than those contained, or incorporated by reference, in this prospectus, any applicable prospectus supplement or in any related free writing prospectus. Neither we nor the Selling Securityholders take any responsibility for, nor provide any assurance as to the reliability of, any other information that others may give you. This prospectus and any applicable prospectus supplement or any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in the applicable prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus and any applicable prospectus supplement to this prospectus is accurate only as of the date on the respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

This prospectus, any prospectus supplement or free writing prospectus, and the documents incorporated by reference therein, contain summaries of certain provisions contained in some of the documents described or incorporated by reference herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section titled “Where You Can Find Additional Information.”

For investors outside of the United States: Neither we nor the Selling Securityholders have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of our securities and the distribution of this prospectus outside the United States.

Reference is made in this prospectus to the business combination that Bakkt Holdings, Inc., a Delaware corporation (f/k/a VPC Impact Acquisition Holdings, a Cayman Islands exempted company (the “Company”)), consummated on October 15, 2021 (the “Closing”) pursuant to that certain Agreement and Plan of Merger, dated as of January 11, 2021 (as amended, the “Merger Agreement”), by and among the Company, Pylon Merger Company LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“Merger Sub”), and Bakkt Opco Holdings, LLC, a Delaware limited liability company (f/k/a/ Bakkt Holdings, LLC (“Opco”)). Pursuant to the terms of the Merger Agreement, Merger Sub merged with and into Opco, with Opco surviving as a direct subsidiary of the Company (the “Merger”). Unless otherwise noted or the context otherwise requires, references to “we,” “us,” “our,” “Bakkt” and like terms refer (i) prior to the Closing, to Opco and its subsidiaries and (ii) after the Closing, to Bakkt Holdings, Inc. and its subsidiaries, including Opco. In connection with the transactions contemplated by the Merger Agreement (the “Business Combination”), the Company effected a deregistration under the Cayman Islands Companies Law (2020 Revision) and a domestication under Section 388 of the Delaware General Corporation Law (“DGCL”), pursuant to which the Company’s jurisdiction of incorporation was changed from the Cayman Islands to the State of Delaware and changed its name to “Bakkt Holdings, Inc.”

As a result of the domestication, (i) all 12,285,160 outstanding Class A ordinary shares of the Company, par value $0.0001 per share, and 5,184,300 Class B ordinary shares of the Company, par value $0.0001 per share, issued to the Sponsor and certain of its affiliates, were exchanged for an equivalent number of shares of Class A Common Stock and (ii) all 10,368,601 outstanding warrants to purchase Class A ordinary shares at $11.50 per share issued in connection with the Company’s initial public offering (the “IPO”) and the 6,147,440 warrants issued to the Sponsor in a private placement concurrently with the IPO (the “Private Placement Warrants”) were exchanged for an equivalent number of Warrants to purchase Class A Common Stock. On November 17, 2021, in accordance with the terms of the Warrant Agreement governing the Company’s warrants (as amended, the “Warrant Agreement”), the Company issued and delivered the Private Warrant Shares to the Sponsor in satisfaction of the “cashless exercise” of all 6,147,440 of the Private Placement Warrants. The Company received no consideration from the delivery of the Private Warrant Shares.

At the Closing, in accordance with the Merger Agreement, Opco equity holders (the “Opco Equity Holders”) received an aggregate of 208,200,000 common units of Opco (“Opco Common Units”) and a corresponding number of shares of Class V common stock, par value $0.0001 per share, of the Company (“Class V Common Stock,” and each share of Class V Common Stock, when coupled with one Opco Common Unit, a “Paired Interest”) or warrants to purchase Opco Common Units and an equal number of Class V Common Stock. Pursuant to the Third Amended and Restated LLC Agreement of Opco (the “Opco LLC Agreement”), and an exchange agreement among the Company, Opco and the Opco Equity Holders (the “Exchange Agreement”), each entered into in connection with the Business Combination, each Paired Interest may be exchanged for one share of Class A Common Stock or a specified cash amount, subject to certain limitations. Also concurrently with the Closing, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Sponsor, the Opco Equity Holders and certain other parties named therein, pursuant to which we gave certain registration rights to the Opco Equity Holders.

In connection with the consummation of the Business Combination, certain qualified institutional buyers and accredited investors (the “PIPE Investors”) purchased the PIPE Shares from the Company for a purchase price of $10.00 per share and an aggregate purchase price of $325 million (the “PIPE Financing”), pursuant to Subscription Agreements between the several PIPE Investors and the Company (the “Subscription Agreements”). Pursuant to the Subscription Agreements, the Company gave certain registration rights to the PIPE Investors with respect to the PIPE Shares.

PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus or incorporated by reference into this prospectus. It does not contain all the information you should consider before investing in our securities. Before making an investment decision, you should read this entire prospectus carefully, including the sections titled “Risk Factors,” and in the documents we have incorporated by reference in this prospectus, along with our consolidated financial statements and related notes and other information that we incorporate by reference herein, including our most recent Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q filed subsequently to such Form 10-K. For certain defined terms and background information, please see “About this Prospectus.”

Overview

Founded in 2018, Bakkt operates technology that connects the digital economy by offering a platform for crypto and redeeming loyalty points. We enable our clients to deliver new opportunities to their customers through an interactive web experience or application programming interface (“API”) solutions that unlock crypto and drive loyalty. The global market for crypto, while nascent, is rapidly evolving and expanding. We believe we are well-positioned to provide secure, licensed product solutions and grow with this evolving market. We believe our platform is well positioned to power commerce by enabling consumers, brands, and financial institutions to better manage, transact with and monetize crypto in exciting new ways.

We provide, or are working to provide, simplified solutions focused in the following areas:

Crypto

•

Custody. Our institutional-grade qualified custody solution caters to more experienced market participants, offering a highly secure and compliance-focused infrastructure. It also supports our consumer crypto infrastructure.

•

Crypto Trading. Our platform provides consumers, businesses and institutions with the ability to buy, sell and store crypto in a simple, intuitive digital experience accessed via APIs or embedded web experience.

•

Crypto Rewards. We are in the process of enabling clients of all sizes to offer loyalty and rewards to their customers in the form of crypto – either by earning crypto rewards, or by redeeming existing reward currencies, such as points or miles, into crypto.

Loyalty

•

We offer a full spectrum of content that clients can make available to their customers when redeeming loyalty currencies, thus driving consumer loyalty and engagement. Our redemption solutions span a variety of rewards categories including merchandise (such as Apple products and services), gift cards and digital experiences.

Acquisition of Bakkt Crypto

On April 1, 2023, we completed the previously announced acquisition (the “Acquisition”) by Bakkt Marketplace, LLC, an indirect wholly owned subsidiary of the Company (“Bakkt Marketplace” and, together with Bakkt, the “Bakkt Parties”), of all of the membership interests in Apex Crypto LLC, a Delaware limited liability company (“Apex Crypto”), from Apex Fintech Solutions Inc., a Delaware corporation (“Seller” and, together with Apex Crypto, the “Seller Parties”), pursuant to the terms of a Membership Interest Purchase

Agreement (as amended, the “Purchase Agreement”), dated as of November 2, 2022, by and among the Bakkt Parties and the Seller Parties. Additionally, effective as of April 1, 2023, the Company and the Seller entered into a Registration Rights Agreement, pursuant to which the Company is required to file with the SEC a registration statement for the resale of shares of Bakkt’s Class A common stock that may be issued as contingent consideration under the Purchase Agreement. The Registration Rights Agreement also provides holders of Registrable Securities (as defined therein) with certain customary piggyback registration rights.

Effective June 12, 2023, we changed the name of Apex Crypto to Bakkt Crypto Solutions, LLC (“Bakkt Crypto”). We expect to leverage Bakkt Crypto’s proprietary trading platform and existing relationships with liquidity providers to provide a wider range of crypto assets and competitive pricing to our customers. Bakkt Crypto complements our B2B2C growth strategy by broadening our business partnerships to broker-dealers, registered investment advisors, fintechs and neo-banks. Specifically, Bakkt Crypto offers customers the ability to purchase, sell, store and, in approved jurisdictions, deposit and withdraw approved crypto assets, all from within the applications of our clients with whom customers already have a relationship. Using Bakkt Crypto’s platform, customers can purchase approved crypto assets, store crypto assets in custodial wallets, liquidate their holdings, and transfer supported crypto assets between a custodial wallet maintained by Bakkt Crypto and external wallets in certain jurisdictions, if enabled by the client.

As part of our acquisition of Bakkt Crypto, we also acquired its agreements with more than 30 third-party partners pursuant to which the partners made Bakkt Crypto’s crypto asset trading service available to their customer base. The agreements with these third-party fintech partners (referred to as clients) provide for licensing of their front-end trading platforms by Bakkt Crypto and cooperation between the parties in facilitating customers’ transactions in crypto assets. Additionally, Bakkt Crypto is regularly exploring additional ways to innovate and provide additional products and services to its clients. We are actively pursuing opportunities to provide crypto asset trading services in jurisdictions outside of the United States, including the United Kingdom, Hong Kong, Spain and throughout Latin America, subject to applicable local regulatory approvals. Bakkt Crypto is currently live with customers in Spain, Mexico, Argentina, and Brazil through a partnership with a local client. Subject to applicable regulatory approvals, Bakkt Crypto intends to expand the provision of trading services for institutional clients.

For additional information, please see our Amended Form 10-Q, filed on February 7, 2024, that (i) amends and restates the disclosure in Part II, Item 1A “Risk Factors” to, among the things, add a description of certain risks resulting from changes to the Company’s business following the Acquisition, and (ii) amends and restates Part II, Item 5 to describe certain updates to the Company’s business activities following the Acquisition.

Risk Factors Summary

Investing in our Class A common stock involves numerous risks and uncertainties, including the risks and uncertainties described in the section titled “Risk Factors” and elsewhere in this prospectus. You should carefully consider these risks and uncertainties before investing in our securities. Below are some of these risks, any one of which could materially adversely affect our business, financial condition, results of operations, and prospects.

Risks Related to Our Business, Finances and Operations

•	Our business model is newly developed and may encounter additional risks and challenges as it grows.

•	Our platform is still in the early stages of its release and is largely untested.

•	Our ability to add additional functionalities and crypto assets to our platform may adversely affect future growth.

•	We have limited operating history and a history of operating losses.

•	We might not be able to continue as a going concern.

•

If we are unable to attract, retain or grow our relationships with our existing clients and third-party custodians, our business, financial condition, results of operations and future prospects would be materially and adversely affected.

•	Excessive redemptions or withdrawals, or a suspension of redemptions or withdrawals, of crypto assets could adversely impact our business.

•

Some of our current and prospective clients require the approval of their own regulators in order to deploy our solutions, especially our crypto solutions, and if they are unable to obtain those approvals on a timely basis, or at all, our results of operations and future prospects would be materially and adversely affected.

•

A large percentage of our revenue is concentrated with a small number of clients; the loss of any such client would materially and adversely affect our business, financial condition, results of operations and future prospects. Moreover, because of our B2B2C go-to-market model, the loss of any client – regardless of the reason – increases the risk that the customers that originally emanated from that client will transition to another provider or stop doing business with us, which would harm our business.

•

We may not realize the anticipated benefits of past or future investments, strategic transactions, or acquisitions – including our acquisition of Bakkt Crypto – and integration of these acquisitions may disrupt our business and management.

Risks Related to Crypto

•	Disruptions in the crypto market subject us to additional risks, including the risk that banks may not provide banking services to us.

•	There may be a general perception among regulators and others that crypto is used to facilitate illegal activity such as fraud, money laundering, tax evasion and ransomware scams.

•

We rely on crypto custodial solutions and related technology, which may experience theft, employee or vendor sabotage, security and cybersecurity risks, system failures and other operational issues which could damage our reputation and brand.

•	Our failure to safeguard and manage our customers’ crypto could adversely impact our business, operating results, and financial condition.

•	Crypto does not have extensive historical precedent and distributed ledger technology continues to rapidly evolve.

•	We may encounter technical issues in connection with the integration of supported crypto assets and changes and upgrades to their underlying networks, which could adversely affect our business.

Risks Related to Regulation, Taxation and Laws

•	We are subject to extensive government regulation, oversight, licensure and appraisals and our failure to comply could materially harm our business.

•

Regulatory regimes governing blockchain technologies and crypto are evolving and uncertain, and new legislation, regulations, guidance and enforcement actions have in the past required, and may in the future require us to alter our business practices.

•

A crypto asset’s status as a “security” in any relevant jurisdiction is subject to a high degree of uncertainty, and if crypto assets on our platform are later determined to be securities, we may be subject to regulatory scrutiny, investigations, fines, and other penalties, which may adversely affect our business, operating results, and financial condition.

•	We are subject to significant litigation risk and risk of regulatory liability and penalties. Any current or future litigation against us could be costly and time-consuming to defend.

Risks Related to Information Technology and Data

•	Actual or perceived cyberattacks, security incidents, or breaches could result in serious harm to our reputation, business and financial condition.

Risks Related to Risk Management and Financial Reporting

•

If we are unable to maintain effective internal controls over financial reporting, we may be unable to produce timely and accurate financial statements, which could have a material effect on our business.

Risks Related to Our Securities

•

The trading market for our securities has in the past been and could in the future be impacted by market volatility. Stock run-ups, divergences in valuation ratios relative to those seen during traditional markets, high short interest or short squeezes, and strong and atypical retail investor interest in the markets may impact the demand for our securities.

Corporate Information

Our principal executive offices are located at 10000 Avalon Boulevard, Suite 1000, Alpharetta, Georgia 30009. Our telephone number is (678) 534-5849. Our website is https://www.bakkt.com. Information contained on, or that can be accessed through, our website is not a part of, and is not incorporated into, this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, as amended, (the “JOBS Act”). As such, we may take advantage of reduced disclosure and other requirements otherwise generally applicable to public companies, including:

•	presentation of only two years of audited financial statements and related financial disclosure;

•	exemption from the requirement to have our registered independent public accounting firm attest to management’s assessment of our internal control over financial reporting;

•

exemption from compliance with the requirement of the Public Company Accounting Oversight Board, or PCAOB, regarding the communication of critical audit matters in the auditor’s report on the financial statements;

•	reduced disclosure about our executive compensation arrangements; and

•	exemption from the requirement to hold non-binding advisory votes on executive compensation or golden parachute arrangements.

We will remain an emerging growth company until the earliest to occur of: (1) the last day of the fiscal year in which we have at least $1.235 billion in annual revenue; (2) the date we qualify as a “large accelerated filer, “ with at least $700.0 million of equity securities held by non-affiliates; (3) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period; and (4) the last day of the fiscal year ending after the fifth anniversary of the IPO.

As a result of this status, we have taken advantage of reduced reporting requirements in the documents incorporated by reference in this prospectus and may elect to take advantage of other reduced reporting requirements in our future filings with the SEC. In particular, in the documents incorporated by reference in this prospectus, we have provided only two years of audited financial statements and only two years of related management’s discussion and analysis of financial condition and results of operations, and we have not included all of the executive compensation-related information that would be required if we were not an emerging growth company. In addition, the JOBS Act provides that an emerging growth company may take advantage of an extended transition period for complying with new or revised accounting standards, delaying the adoption of these accounting standards until they would apply to private companies unless it otherwise irrevocably elects not to avail itself of this exemption. We have elected to use this extended transition period for complying with new or revised accounting standards until we are no longer an emerging growth company or until we affirmatively and irrevocably opt out of the extended transition period. As a result, our consolidated financial statements may not be comparable to the financial statements of companies that comply with new or revised accounting pronouncements as of public company effective dates.

We are also a “smaller reporting company” as defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We will remain a smaller reporting company until the last day of the fiscal year in which the aggregate market value of our common stock that is held by non-affiliates is at least $250 million or the last day of the fiscal year in which we have at least $100 million in revenue and the aggregate market value of our common stock that is held by non-affiliates is at least $700 million (in each case, with respect to the aggregate market value of our common stock held by non-affiliates, as measured as of the last business day of the second quarter of such fiscal year). If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Specifically, as a smaller reporting company we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and, similar to emerging growth companies, smaller reporting companies have reduced disclosure obligations regarding executive compensation.

THE OFFERING

Shares of Common Stock Offered Hereunder	We are registering the issuance by us and the resale by the Selling Securityholders of up to 172,281,016 shares Class A Common Stock issuable upon the exchange of an equal number of Paired Interests. We are also registering the resale by the Selling Securityholders of (i) 4,798,470 PIPE Shares, (ii) 2,235,441 shares of Class A Common Stock issued in respect of Founder Shares and (iii) 1,196,997 shares of Class A Common Stock previously issued upon the exchange of an equal number of Paired Interests.

All aforementioned shares of Common Stock were initially registered in our Initial Registration Statement, and no new shares are being registered hereunder.

Use of Proceeds	All of the securities offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any of the proceeds from the sale of the securities hereunder. See “Use of Proceeds” for more information.

Common Stock Outstanding	95,418,117 shares of Class A Common Stock as of February 1, 2024.

179,883,479 shares of Class V Common Stock (which, together with an equal number of Opco Common Units comprise an equal number of Paired Interests, please see “Description of Securities—Common Stock” for more information) as of February 1, 2024.

Risk Factors	See “Risk Factors” and other information included or incorporated by reference in this prospectus for a discussion of factors that you should consider carefully before deciding to invest in our common stock.

NYSE Symbol	“BKKT” for our Class A Common Stock and “BKKT WS” for our Warrants.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should consider carefully the risks, uncertainties and assumptions discussed under “Part I—Item 1A—Risk Factors” of our most recent Annual Report on Form 10-K and in “Part II—Item 1A—Risk Factors” in our Quarterly Reports on Form 10-Q filed subsequently to such Form 10-K that are incorporated herein by reference, as may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement and any applicable free writing prospectus. The risks described in these documents are not the only ones we face. Our business, operating results, financial condition or prospects could also be harmed by risks and uncertainties not currently known to us or that we currently do not believe are material. If any of the risks actually occur, our business, operating results, financial condition and prospects could be adversely affected. In that event, the market price of our securities could decline, and you could lose part or all of your investment. Please also carefully read the section titled “Cautionary Note Regarding Forward-Looking Statements” and “Incorporation by Reference.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein contain forward-looking statements within the meaning of the federal securities laws, which statements involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance. You can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would,” the negative of such terms, and other similar expressions are intended to identify forward-looking statements. These forward-looking statements are based on management’s current expectations, assumptions, hopes, beliefs, intentions and strategies regarding future events and are based on currently available information as to the outcome and timing of future events. We caution you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond our control, incident to our business. Forward-looking statements included or incorporated by reference into this prospectus may include, for example, statements about:

•	our future financial performance;

•	changes in the market for our products and services;

•	the expected impacts from the Bakkt Crypto Acquisition; and

•	expansion plans and opportunities.

These forward-looking statements are based on information available as of the date they were made and reflect management’s expectations, forecasts and assumptions as of such date, and involve a number of judgments, known and/ or unknown risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date. We do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable law.

You should not place undue reliance on these forward-looking statements. Should one or more of a number of known and unknown risks and uncertainties materialize, or should any of our assumptions prove incorrect, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include, but are not limited to:

•	our ability to grow and manage growth profitably;

•	changes in our business strategy;

•	changes in the markets in which we compete, including with respect to our competitive landscape, technology evolution or changes in applicable laws or regulations;

•	changes in the markets that we target;

•	disruptions in the crypto market that subject us to additional risks, including the risk that banks may not provide banking services to us;

•	the possibility that we may be adversely affected by other economic, business, and/or competitive factors;

•	the inability to launch new services and products or to profitably expand into new markets and services, or the inability to continue offering existing services or products;

•	the inability to execute our growth strategies, including identifying and executing acquisitions and our initiatives to add new clients;

•	our ability to achieve the expected benefits from the Bakkt Crypto Acquisition;

•	our failure to comply with extensive government regulation, oversight, licensure and appraisals;

•	the uncertain regulatory regime governing blockchain technologies and crypto;

•	the inability to develop and maintain effective internal controls and procedures;

•	the exposure to any liability, protracted and costly litigation or reputational damage relating to our data security;

•	the impact of any goodwill or other intangible assets impairments on our operating results;

•	the impact of any pandemics or other public health emergencies;

•	our inability to maintain the listing of our securities on the NYSE; and

•

other risks and uncertainties indicated in this prospectus, including those set forth under “Risk Factors” and any risk factors described in any amendments or supplements to this prospectus and in the documents incorporated by reference herein.

USE OF PROCEEDS

All of the securities offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any of the proceeds from the sale of the securities hereunder.

With respect to the registration of all shares of Class A Common Stock that may be offered for resale by the Selling Securityholders pursuant to this prospectus, the Selling Securityholders will pay any underwriting discounts and commissions and expenses incurred by them for brokerage, accounting, tax or legal services or any other expenses incurred by them in disposing of the securities. We would not receive any proceeds from the resale of such securities but will bear all other costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including, without limitation, all registration and filing fees, NYSE listing fees, and fees of our counsel and our independent registered public accountants.

SELLING SECURITYHOLDERS

This prospectus relates to the issuance by us and the resale by the Selling Securityholders of up to 172,281,016 shares Class A Common Stock issuable upon the exchange of an equal number of Paired Interests. This prospectus also relates to the resale by the Selling Securityholders of (i) 4,798,470 PIPE Shares, (ii) 2,235,441 Shares of Class A Common Stock issued in respect of Founder Shares and (iii) 1,196,997 shares of Class A Common Stock previously issued upon the exchange of an equal number of Paired Interests, which we are registering pursuant to the Registration Rights Agreement and the Subscription Agreements, as applicable.

The Selling Securityholders may from time to time offer and sell any or all of the Class A Common Stock set forth below pursuant to this prospectus and any accompanying prospectus supplement. When we refer to the “Selling Securityholders” in this prospectus, we mean the persons listed in the table below, including those aggregated as part of a group, and the pledgees, distributees, donees, transferees, assignees, successors, designees and others who later come to hold any of the Selling Securityholders’ interest in the Class A Common Stock other than through a public sale. We cannot advise you as to whether the Selling Securityholders will in fact sell any or all of such Class A Common Stock. In addition, the Selling Securityholders may sell, transfer or otherwise dispose of, at any time and from time to time, the Class A Common Stock in transactions exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), after the date of this prospectus. For purposes of this table, we have assumed that the Selling Securityholders will have sold all of the Securities covered by this prospectus upon the completion of the offering.

For information regarding transactions between us and the Selling Securityholders, see the section titled “Related Person Transactions” of our proxy statement filed with the SEC on April 28, 2022, which is incorporated by reference herein.

We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the tables have sole voting and sole investment power with respect to the shares of Common Stock set forth below, subject to community property laws where applicable.

A Selling Securityholder may sell or otherwise transfer all, some or none of such shares in this offering. See “Plan of Distribution” for more information.

The following table sets forth, as of February 1, 2024, the names of the Selling Securityholders, the aggregate number of shares of Class A Common Stock that the Selling Securityholders may offer pursuant to this prospectus, the beneficial ownership of the Selling Securityholders both before and after the offering, and the shares of Class A Common Stock being offered by the Selling Securityholders. The following table does not reflect any other Company securities that the Selling Securityholder may own, beneficially or otherwise. For purposes of the table below, we have assumed that all of the shares covered by this prospectus will be sold and that the Company will deliver shares of Class A Common Stock upon exchange of all Paired Interests.

Name of Selling Securityholder	Shares of Class A Common Stock Held of Record Prior to the Offering	Shares of Class A Common Stock Being Offered	Shares of Class A Common Stock Held of Record After the Offering
			Number	Percent
Intercontinental Exchange Holdings, Inc.(1)	174,793,798	174,793,798	—	—
VPC Impact Acquisition Holdings Sponsor, LLC(2)	2,099,390	2,099,390	—	—
Beaumont Glory Limited(3)	2,263,876	2,263,876	—	—
Galaxy Digital Ventures LLC(4)	1,100,777	1,100,777	—	—
Securityholders Affiliated with CMT(5)	644,608	644,608	—	—
Eagle Seven Digital Investments, LLC(6)	565,969	565,969	—	—
Richard Marini	6,232	6,232	—	—
Kurt Summers(7)	20,000	20,000	—	—
Adrienne Harris(7)	20,000	20,000	—	—

*	Less than 1%
(1)

Consists of (i) 4,714,336 shares of Class A Common Stock held directly and (ii) 170,079,462 shares of Class A Common Stock that may be acquired upon the exchange of a corresponding number of Paired Interests. For information regarding the relationship between the Selling Securityholder and the Company, please see “Related Person Transactions” of our proxy statement filed with the SEC on April 28, 2022, which is incorporated by reference herein.

(2)

Richard N. Levy, as Chief Executive Officer and Founder of Victory Park Capital Advisors, LLC, has voting and investment discretion with respect to the securities held of record by VPC Impact Acquisition Holdings Sponsor, LLC. Mr. Levy disclaims any beneficial ownership of the securities held by VPC Impact Acquisition Holdings Sponsor, LLC other than to the extent of any pecuniary interest he may have therein, directly or indirectly.

(3)

Consists of (i) 62,322 shares of Class A Common Stock held directly and (ii) 2,201,554 shares of Class A Common Stock that may be acquired upon the exchange of a corresponding number of Paired Interests.

(4)	Mr. Michael Novogratz may be deemed the beneficial owner of the shares held directly by the Selling Securityholder.
(5)

Consists of (i) 539,480 shares of Class A Common Stock held directly by CMT Digital Ventures Fund I LLC, (ii) 52,564 shares of Class A Common Stock held directly by CMT Capital Markets Trading 401(k) Plan #2B and (iii) 52,564 shares of Class A Common Stock held directly by MACWA 401(k) Plan (CMT).

(6)	Stuart Shalowitz may be deemed the beneficial owner of the shares held directly by the Selling Securityholder.
(7)	The Selling Securityholder was a member of the Board prior to the Business Combination.

DESCRIPTION OF SECURITIES

The description of our capital stock and warrants is incorporated by reference to Exhibit 4.7 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 24, 2023.

Transfer Agent and Registrar

The Transfer Agent and registrar for the Class A Common Stock and warrants is American Stock Transfer & Trust Company. The transfer agent and registrar’s address is 6201 15th Avenue, Brooklyn, New York 11219.

Listing

The Class A Common Stock and Warrants are listed on the NYSE under the symbols “BKKT” and “BKKT WS,” respectively. The Class V Common Stock is not listed on any securities exchange.

Rule 144

In general, under Rule 144 as currently in effect, once the Company has been subject to the public company reporting requirements of Section 13 or Section 15(d) of the Exchange Act for at least 90 days, a person who is not deemed to have been one of the Company’s affiliates for purposes of the Securities Act at any time during the 90 days preceding a sale and who has beneficially owned shares of Class A Common Stock or Warrants proposed to be sold for at least six months is entitled to sell those shares without complying with the manner of sale, volume limitation or notice provisions of Rule 144, subject to compliance with the public information requirements of Rule 144. If such a person has beneficially owned the shares proposed to be sold for at least one year, including the holding period of any prior owner other than the Company’s affiliates, then that person would be entitled to sell those shares without complying with any of the requirements of Rule 144.

In general, under Rule 144, as currently in effect, the Company’s affiliates or persons selling shares of Class A Common Stock or Warrants on behalf of the Company’s affiliates are entitled to sell, within any three-month period, a number of shares that does not exceed the greater of:

•	1% of the number of then outstanding equity securities of the same class; and

•	the average weekly trading volume of Class A Common Stock or Warrants, as applicable, during the four calendar weeks preceding the date of filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 by the Company’s affiliates or persons selling Class A Common Stock or Warrants on behalf of our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about the Company.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•

the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K; and

•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

While we were formed as a shell company, since the completion of the Business Combination, we are no longer a shell company, and so, Rule 144 is available for the resale of the above noted restricted securities, so long as the conditions in the third bullet above are satisfied as of that date.

PLAN OF DISTRIBUTION

This prospectus relates to the issuance by us and the resale by the Selling Securityholders of up to 172,281,016 shares Class A Common Stock issuable upon the exchange of an equal number of Paired Interests. This prospectus also relates to the resale by the Selling Securityholders of (i) 4,798,470 PIPE Shares, (ii) 2,235,441 shares of Class A Common Stock issued in respect of Founder Shares and (iii) 1,196,997 shares of Class A Common Stock previously issued upon the exchange of an equal number of Paired Interests.

All of the securities offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any of the proceeds from the sale of the securities hereunder.

With respect to the registration of all shares of Class A Common Stock offered by the Selling Securityholders pursuant to this prospectus, the Selling Securityholders will pay any underwriting discounts and commissions and expenses incurred by them for brokerage, accounting, tax or legal services or any other expenses incurred by them in disposing of the securities. We will bear all other costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including, without limitation, all registration and filing fees, NYSE listing fees, and fees of our counsel and our independent registered public accountants.

The securities beneficially owned by the Selling Securityholders covered by this prospectus may be offered and sold from time to time by the Selling Securityholders. The term “Selling Securityholders” includes distributees, donees, pledgees, transferees or other successors in interest selling securities received after the date of this prospectus from a Selling Securityholder as a gift, pledge, partnership distribution or other transfer. The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. Each Selling Securityholder reserves the right to accept and, together with its agents, to reject, any proposed purchase of securities to be made directly or through agents. The Selling Securityholders and any of their permitted transferees may sell their securities offered by this prospectus on any stock exchange, market or trading facility on which the securities are traded or in private transactions. If underwriters are used in the sale, such underwriters will acquire the shares for their own account. These sales may be at a fixed price or varying prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices. The securities may be offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase the securities may subject to certain conditions. The underwriters may be obligated to purchase all the securities offered if any of the securities are purchased.

Subject to the limitations set forth in any applicable registration rights agreement, the Selling Securityholders may use any one or more of the following methods when selling the securities offered by this prospectus:

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	block trades in which the broker-dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	an over-the-counter distribution in accordance with the rules of the NYSE;

•

through trading plans entered into by a Selling Securityholder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•	through one or more underwritten offerings on a firm commitment or best efforts basis;

•	settlement of short sales entered into after the date of this prospectus;

•	agreements with broker-dealers to sell a specified number of the securities at a stipulated price per share or Warrant;

•

in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	through a combination of any of the above methods of sale; or

•	any other method permitted pursuant to applicable law.

In addition, a Selling Securityholder that is an entity may elect to make an in-kind distribution of securities to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or stockholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.

There can be no assurance that the Selling Securityholders will sell all or any of the securities offered by this prospectus. In addition, the Selling Securityholders may also sell securities under Rule 144 under the Securities Act, if available, or in other transactions exempt from registration, rather than under this prospectus. The Selling Securityholders have the sole and absolute discretion not to accept any purchase offer or make any sale of securities if they deem the purchase price to be unsatisfactory at any particular time.

The Selling Securityholders also may transfer the securities in other circumstances, in which case the transferees, distributees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus. Upon being notified by a Selling Securityholder that a donee, pledgee, transferee, or other successor-in-interest intends to sell our securities, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a selling securityholder.

With respect to a particular offering of the securities held by the Selling Securityholders, to the extent required, an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is part, will be prepared and will set forth the following information:

•	settlement of short sales entered into after the date of this prospectus;

•	the names of any participating agents, broker-dealers or underwriters; and

•	any applicable commissions, discounts, concessions and other items constituting compensation from the Selling Securityholders.

In connection with distributions of the securities or otherwise, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the securities in the course of hedging the positions they assume with Selling Securityholders. The Selling Securityholders may also sell the securities short and redeliver the securities to close out such short positions. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions that require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Securityholders may also pledge securities to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged securities pursuant to this prospectus (as supplemented or amended to reflect such transaction).

In order to facilitate the offering of the securities, any underwriters or agents, as the case may be, involved in the offering of such securities may engage in transactions that stabilize, maintain or otherwise affect the price of our securities. Specifically, the underwriters or agents, as the case may be, may overallot in connection with the offering, creating a short position in our securities for their own account. In addition, to cover overallotments or to stabilize the price of our securities, the underwriters or agents, as the case may be, may bid for, and purchase, such securities in the open market. Finally, in any offering of securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allotted to an underwriter or a broker-dealer for distributing such securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters or agents, as the case may be, are not required to engage in these activities, and may end any of these activities at any time.

The Selling Securityholders may solicit offers to purchase the securities directly from, and it may sell such securities directly to, institutional investors or others. In this case, no underwriters or agents would be involved. The terms of any of those sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement.

It is possible that one or more underwriters may make a market in our securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

The Selling Securityholders may authorize underwriters, broker-dealers or agents to solicit offers by certain purchasers to purchase the securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we or the Selling Securityholders pay for solicitation of these contracts.

A Selling Securityholder may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any Selling Securityholder or borrowed from any Selling Securityholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any Selling Securityholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any Selling Securityholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

In effecting sales, broker-dealers or agents engaged by the Selling Securityholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Securityholders in amounts to be negotiated immediately prior to the sale.

If at the time of any offering made under this prospectus a member of FINRA participating in the offering has a “conflict of interest” as defined in FINRA Rule 5121 (“Rule 5121”), that offering will be conducted in accordance with the relevant provisions of Rule 5121.

To our knowledge, there are currently no plans, arrangements or understandings between the Selling Securityholders and any broker-dealer or agent regarding the sale of the securities by the Selling Securityholders. Upon our notification by a Selling Securityholder that any material arrangement has been entered into with an underwriter or broker-dealer for the sale of securities through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file, if required by applicable law or regulation, a supplement to this prospectus pursuant to Rule 424(b) under the Securities Act disclosing certain material information relating to such underwriter or broker-dealer and such offering.

Underwriters, broker-dealers or agents may facilitate the marketing of an offering online directly or through one of their affiliates. In those cases, prospective investors may view offering terms and a prospectus online and, depending upon the particular underwriter, broker-dealer or agent, place orders online or through their financial advisors.

In offering the securities covered by this prospectus, the Selling Securityholders and any underwriters, broker-dealers or agents who execute sales for the Selling Securityholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any discounts, commissions, concessions or profit they earn on any resale of those securities may be underwriting discounts and commissions under the Securities Act.

The underwriters, broker-dealers and agents may engage in transactions with us or the Selling Securityholders, or perform services for us or the Selling Securityholders, in the ordinary course of business.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

The Selling Securityholders and any other persons participating in the sale or distribution of the securities will be subject to applicable provisions of the Securities Act and the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the securities by, the Selling Securityholders or any other person, which limitations may affect the marketability of the shares of the securities.

We will make copies of this prospectus available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act

Under the Registration Rights Agreement, we have agreed to indemnify the Selling Securityholders party thereto against certain liabilities that they may incur in connection with the sale of the securities registered hereunder, including liabilities under the Securities Act, and to contribute to payments that the Selling Securityholders may be required to make with respect thereto. In addition, we and the Selling Securityholders may agree to indemnify any underwriter, broker-dealer or agent against certain liabilities related to the selling of the securities, including liabilities arising under the Securities Act.

Pursuant to each Subscription Agreement, we must use commercially reasonable efforts to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (i) October 15,

2024, (ii) the date on which all shares issued pursuant the Subscription Agreements have been sold, and (iii) the first date on each subscriber named in such Subscription Agreement (“Subscriber”) can sell all of the shares purchased by such Subscriber under such Subscription Agreement (or shares received in exchange therefor, collectively, the “Subscribed Shares”) under Rule 144 of the Securities Act without limitation as to the manner of sale or the amount of such securities that may be sold. We must use commercially reasonable efforts to file all reports, and provide all customary and reasonable cooperation, necessary to enable each Subscriber to resell its Subscribed Shares pursuant to the registration statement of which this prospectus constitutes a part (for as long as such registration statement remains effective pursuant to our obligations under such Subscription Agreement) or Rule 144 of the Securities Act (when Rule 144 of the Securities Act becomes available), as applicable, qualify the Subscribed Shares for listing on the applicable stock exchange on which shares of our Class A Common Stock are then-listed, and update or amend such registration statement as necessary to include the Subscribed Shares.

Additionally, pursuant to the Registration Rights Agreement, we must use our reasonable best efforts to maintain the registration statement of which this prospectus constitutes a part effective, and to be supplemented and amended to the extent necessary to ensure that such registration statement is available or, if not available, that another registration statement is available, for the resale of all registrable securities, until all such securities have ceased to be registrable securities, as described in the Registration Rights Agreement.

LEGAL MATTERS

Wilson Sonsini Goodrich & Rosati, Professional Corporation, Austin, Texas, which has acted as our counsel in connection with this offering, will pass upon the validity of our securities being offered by this prospectus.

EXPERTS

The consolidated financial statements of Bakkt Holdings, Inc., appearing in the Company’s Annual Report (Form 10-K) for the year ended December 31, 2022 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the report of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

The financial statements of VPC Impact Acquisition Holdings as of October 14, 2021 and December 31, 2020 and for the period from January 1, 2021 through October 14, 2021 and for the period from July 31, 2020 (inception) through December 31, 2020 are incorporated by reference in this prospectus have been audited by WithumSmith+Brown, PC, the Company’s independent registered public accounting firm prior to the Business Combination, as set forth in their report thereon, and have been incorporated herein in reliance on such report given on the authority of said firm as experts in accounting and auditing.

The financial statements of Bakkt Crypto Solutions, LLC (f/k/a Apex Crypto LLC) as of December 31, 2022 and 2021 and for the years then ended incorporated by reference in this prospectus from the Current Report on Form 8-K/A filed by Bakkt Holdings, Inc. on April 18, 2023 have been audited by RSM US LLP, independent auditors, as stated in their report thereon, incorporated herein by reference. Such financial statements have been so incorporated in this prospectus in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements and other information about issuers, like us, that file electronically with the SEC. We make available, free of charge, on our investor relations website at investors.bakkt.com under “Financials—SEC Filings,” the information that we file and furnish to the SEC as soon as reasonably practicable thereafter. Information contained on our website is not a part of or incorporated by reference into this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should read the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

INCORPORATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 24, 2023 (our “Annual Report”);

•	the portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 24, 2023, that are incorporated by reference into our Annual Report;

•

our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2023 and June 30, 2023, filed with the SEC on May 11, 2023 and August 10, 2023, respectively, and our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2023, filed with the SEC on November 14, 2023, as amended by our Quarterly Report on Form 10-Q/A filed with the SEC on February 7, 2024;

•	our Current Reports on Form 8-K filed with the SEC on March 9, 2023, April 3, 2023, April 19, 2023 and June 9, 2023 and on Form 8-K/A filed with the SEC on April 5, 2022 and April 18, 2023; and

•

the description of our securities contained in the Registration Statement on Form 8-A relating thereto, filed on October 15, 2021, including any amendment or report filed for the purpose of updating such description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:

10000 Avalon Boulevard, Suite 1000

Alpharetta, Georgia 30009

(678) 534-5849

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth all expenses to be paid by us in connection with this registration statement and the listing of our Class A Common Stock and Warrants, other than underwriting discounts and commissions.

Amount Paid or to be Paid
SEC registration fee	$560,293.59	(1)
Stock exchange listing fee	*
Printing and engraving expenses	*
Accounting fees and expenses	*
Legal fees and expenses	*
Transfer agent and registrar fees and expenses	*
Miscellaneous expenses	*

Total	$560,293.59	(1)

*	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be defined at this time.
(1)	Previously paid.

Item 15. Indemnification of Directors and Officers

Section 145 of the DGCL authorizes a corporation’s board of directors to grant, and authorizes a court to award, indemnity to officers, directors and other corporate agents.

Our Certificate of Incorporation contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by the DGCL. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for the following:

•	any breach of their duty of loyalty to our company or our stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; or

•	any transaction from which they derived an improper personal benefit.

Any amendment, repeal or elimination of these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to that amendment, repeal or elimination. If the DGCL is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by the DGCL.

In addition, our By-Laws provide that we will indemnify our directors and officers, and may indemnify our employees, agents and any other persons, to the fullest extent permitted by the DGCL. Our By-Laws also provide that we must advance expenses incurred by or on behalf of a director or officer in advance of the final disposition of any action or proceeding, subject to limited exceptions.

Further, we have entered into or will enter into indemnification agreements with each of our directors and executive officers that may be broader than the specific indemnification provisions contained in the DGCL. These indemnification agreements require us, among other things, to indemnify our directors and executive officers against liabilities that may arise by reason of their status or service. These indemnification agreements also require us to advance all expenses reasonably and actually incurred by the directors and executive officers in investigating or defending any such action, suit or proceeding. We believe that these agreements are necessary to attract and retain qualified individuals to serve as directors and executive officers.

The limitation of liability and indemnification provisions included in our Certificate of Incorporation, By-Laws and the indemnification agreements that we have entered into or will enter into with our directors and executive officers may discourage stockholders from bringing a lawsuit against our directors and executive officers for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against our directors and executive officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and executive officers as required by these indemnification provisions.

We have obtained insurance policies under which, subject to the limitations of the policies, coverage is provided to our directors and executive officers against loss arising from claims made by reason of breach of fiduciary duty or other wrongful acts as a director or executive officer, including claims relating to public securities matters, and to us with respect to payments that may be made by us to these directors and executive officers pursuant to our indemnification obligations or otherwise as a matter of law.

Certain of our non-employee directors may, through their relationships with their employers, be insured and/or indemnified against certain liabilities incurred in their capacity as members of the Board.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling our company pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16. Exhibits

(a) Exhibits

EXHIBIT INDEX

Exhibit Number	Description

2.1†	Agreement and Plan of Merger, dated January 11, 2021, by and among the Company, Merger Sub, and the Company (incorporated by reference to Exhibit 2.1 to the Company’s Form 8-K filed with the SEC on January 11, 2021).

2.2	Amendment to Agreement and Plan of Merger, dated March 30, 2021 by and among the Company, Merger Sub, and the Company (incorporated by reference to Exhibit 2.1 to the Company’s Form 8-K filed with the SEC on March 31, 2021).

2.3	Amendment to Agreement and Plan of Merger, dated September 29, 2021 by and among the Company, Merger Sub, and the Company (incorporated by reference to Exhibit 2.1 to the Company’s Form 8-K filed with the SEC on September 30, 2021).

3.1	Certificate of Incorporation of the Company, as currently in effect (incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K filed with the SEC on October 21, 2021).

Exhibit Number	Description

3.2	By-Laws of the Company, as currently in effect (incorporated by reference to Exhibit 3.2 to the Company’s Form 8-K filed with the SEC on October 21, 2021).

4.1	Specimen Class A Common Stock Certificate of the Company (incorporated by reference to Exhibit 3.2 to the Company’s Form 8-K filed with the SEC on October 21, 2021).

4.2	Specimen Warrant Certificate of the Company (incorporated by reference to Exhibit 4.2 to the Company’s Form 8-K filed with the SEC on October 21, 2021).

4.3	Warrant Agreement, dated September 22, 2020, by and between the Company and Continental Stock Transfer & Trust Company, as warrant agent (incorporated by reference to Exhibit 4.1 of the Company’s Form 8-K filed with the SEC on September 28, 2020).

4.4	Third Amended and Restated Limited Liability Company Agreement, dated October 15, 2021, by and among Opco and the Opco Equity Holders (incorporated by reference to Exhibit 4.3 to the Company’s Form 8-K filed with the SEC on October 21, 2021).

4.5

Registration Rights Agreement, dated as of April 1, 2023, by and between Bakkt Holdings, Inc. and Apex Fintech Solutions Inc. (incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K filed with the SEC on April 3, 2023)

4.6	Amendment Agreement, dated as of August 9, 2023, by and among Bakkt Holdings, Inc., Apex Fintech Solutions Inc. and PEAK6 Investments LLC (incorporated by reference to Exhibit 4.2 to the Company’s Form 10-Q filed with the SEC on August 10, 2023)

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation (incorporated by reference to Exhibit 5.1 to the Company’s Registration Statement on Form S-1, as amended (File No. 333-261034) filed with the SEC on November 12, 2021).

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm of the Company.

23.2	Consent of WithumSmith+Brown, PC, independent registered public accounting firm of VPC Impact Acquisition Holdings.

23.3	Consent of RSM US LLP, independent auditors of Bakkt Crypto Solutions, LLC (f/k/a Apex Crypto LLC).

23.4	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in the opinion filed as Exhibit 5.1 to the Company’s Registration Statement on Form S-1 (File No. 333-261034) filed with the SEC on November 12, 2021).

24.1	Powers of Attorney (included on the signature page to the Company’s Registration Statement on Form S-1 (File No. 333-261034) filed with the SEC on November 12, 2021).

24.2	Powers of Attorney (included as Exhibit 24.2 to Post-Effective Amendment No. 2 to this Registration Statement filed with the SEC on April 20, 2023).

107	Filing Fee Table (included as Exhibit 107 to Post-Effective Amendment No. 2 to this Registration Statement filed with the SEC on April 20, 2023).

†	Schedules and exhibits to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.

Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission, or the Commission, pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	that, for the purpose of determining liability under the Securities Act to any purchaser:

(i)

each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

that, for the purpose of determining liability of a registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of such undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)

that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 3 to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Alpharetta, State of Georgia, on February 7, 2024.

BAKKT HOLDINGS, INC.

By:	/s/ Gavin Michael
Gavin Michael
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on February 7, 2024.

Signature	Title

/s/ Gavin Michael Gavin Michael	Chief Executive Officer and Director (Principal Executive Officer)

/s/ Karen Alexander Karen Alexander	Chief Financial Officer (Principal Financial Officer)

/s/ Charles Goodroe Charles Goodroe	Chief Accounting Officer (Principal Accounting Officer)

* Sean Collins	Chair of the Board of Directors

* David C. Clifton	Director

* De’Ana Dow	Director

* Michelle J. Goldberg	Director

* Richard Lumb	Director

* Andrew A. Main	Director

* Jill Simeone	Director

* Gordon Watson	Director

*By:	/s/ Gavin Michael Attorney-in-Fact